Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of The Walt Disney Company

In our opinion, the accompanying combined balance sheets and the related combined statements of income, cash flows and group equity present fairly, in all material respects, the financial position of ABC Radio Group (the Group) at September 30, 2006 and October 1, 2005, and the results of its operations and its cash flows for the years ended September 30, 2006, October 1, 2005 and September 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

During the year ended October 1, 2005, the Group adopted SFAS No. 123R Share-Based Payment and began expensing share-based awards as of October 1, 2004. The Group also adopted EITF D-108 Use of the Residual Method to Value Acquired Assets Other Than Goodwill, changing to the “direct method” of valuing all FCC licenses.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

April 20, 2007

ABC RADIO GROUP

COMBINED STATEMENTS OF INCOME

(in thousands)

	Year Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2004
Revenues	$538,721	$571,890	$571,111
Operating expenses	(376,778)	(374,579)	(363,645)
Depreciation and amortization	(7,715)	(7,195)	(7,638)
Allocated general and administrative expenses	(23,070)	(19,198)	(16,111)

Income before cumulative effect of accounting change and income taxes	131,158	170,918	183,717
Income taxes	(52,877)	(68,976)	(74,098)

Income before cumulative effect of accounting change	78,281	101,942	109,619
Cumulative effect of accounting change	—	(1,291)	—

Net income	$78,281	$100,651	$109,619

See Notes to Combined Financial Statements

ABC RADIO GROUP

COMBINED BALANCE SHEETS

(in thousands)

	Sept. 30, 2006	Oct. 1, 2005
ASSETS
Current Assets
Cash	$850	$1,186
Receivables, less allowance of $5,635 and $6,019 at September 30, 2006 and October 1, 2005, respectively	110,449	117,527
Deferred income taxes	4,197	4,639
Prepaid expenses and other assets	14,282	16,314

Total current assets	129,778	139,666
Property and equipment
Buildings and improvements	11,333	10,987
Leasehold improvements	25,319	22,856
Equipment	86,194	83,214
Furniture and fixtures	14,261	13,172
Accumulated depreciation	(102,310)	(99,525)

	34,797	30,704
Projects in progress	6,225	9,615
Land	19,996	19,982

	61,018	60,301

FCC licenses	479,674	484,336
Goodwill	894,915	894,915
Other assets	3,695	4,740

Total Assets	$1,569,080	$1,583,958

LIABILITIES AND GROUP EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$17,675	$21,379
Other liabilities	2,468	4,026

Total current liabilities	20,143	25,405

Deferred income taxes	163,238	159,883
Other long-term liabilities	562	611
Commitments and contingencies (note (5))
Group Equity	1,385,137	1,398,059

Total Liabilities and Group Equity	$1,569,080	$1,583,958

See Notes to Combined Financial Statements

ABC RADIO GROUP

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2004
OPERATING ACTIVITIES
Net income	$78,281	$100,651	$109,619

Depreciation and amortization	7,715	7,195	7,638
Cumulative effect of accounting change	—	1,291	—
Non-cash impairment charge of FCC licenses	4,662	—	—
Deferred income taxes	3,797	3,858	7,901
Gain on sale of equipment	—	(428)	—
Changes in assets and liabilities
Receivables	7,078	(2,939)	9,718
Prepaid expenses and other assets	3,077	5,255	4,589
Accounts payable and accrued liabilities	(3,704)	729	(4,812)
Other liabilities	(1,607)	(1,804)	(6,629)

Cash provided by operations	99,299	113,808	128,024

INVESTING ACTIVITIES
Capital expenditures	(8,432)	(9,055)	(6,038)
Dispositions of fixed assets	—	479	—

Cash used by investing activities	(8,432)	(8,576)	(6,038)

FINANCING ACTIVITIES
Cash distributions to Disney, net	(91,203)	(106,079)	(127,928)

Cash used by financing activities	(91,203)	(106,079)	(127,928)

Increase in cash	(336)	(847)	(5,942)
Cash, beginning of period	1,186	2,033	7,975

Cash, end of period	$850	$1,186	$2,033

See Notes to Combined Financial Statements

ABC RADIO GROUP

COMBINED STATEMENTS OF GROUP EQUITY

(in thousands)

BALANCE AT SEPTEMBER 30, 2003	$1,421,796
Cash distributions to Disney, net	(127,928)
Net income	109,619

BALANCE AT SEPTEMBER 30, 2004	1,403,487
Cash distributions to Disney, net	(106,079)
Net income	100,651

BALANCE AT OCTOBER 1, 2005	1,398,059
Cash distributions to Disney, net	(91,203)
Net income	78,281

BALANCE AT SEPTEMBER 30, 2006	$1,385,137

See Notes to Combined Financial Statements

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Description of the Business and Summary of Significant Accounting Policies

These combined financial statements reflect the combination of certain of The Walt Disney Company’s (together with its wholly or majority owned subsidiaries referred to as “Disney”) radio network and station operations (collectively, “the Group”). The Group operates in the following business segments: Network and Stations.

Description of the Business

Network

The Group operates the ABC Radio Network business, which as of September 30, 2006, provides programming to more than 4,000 affiliated radio stations, produces and distributes to affiliates a variety of programming and formats, including ABC News Radio, syndicated talk and music programs and 24-hour music formats. Revenues are generated primarily through the sale of national advertising.

Stations

The Group owns 22 radio stations in 9 markets, all of which are top 20 U.S. radio markets. Revenues are derived primarily from sales of advertising to local market and national advertisers. Of the Group’s 22 radio stations, 9 are AM radio stations and 13 are FM radio stations.

As discussed further in note (6), these financial statements were prepared in contemplation of the disposal of the Group and do not reflect the entire radio business of Disney.

Segment Information

The operating segments are the segments of the Group for which separate financial information is available and for which operating results are evaluated regularly by the President of the Group in deciding how to allocate resources and in assessing performance.

Segment operating results reflect earnings before allocated general and administrative expenses, income taxes and cumulative effect of accounting change. As further discussed in note (3), allocated general and administrative expenses consist of various expenses allocated by Disney to the Group.

Revenues	2006	2005	2004
	(in thousands)
Network	$182,948	$192,083	$206,651
Stations	355,773	379,807	364,460

Total revenues	$538,721	$571,890	$571,111

Segment operating income	2006	2005	2004
	(in thousands)
Network	$12,060	$25,867	$43,304
Stations	142,168	164,249	156,524

Total segment operating income	$154,228	$190,116	$199,828

Reconciliation of segment operating income to income before cumulative effect of accounting change and income taxes	2006	2005	2004
	(in thousands)
Segment operating income	$154,228	$190,116	$199,828
Allocated general and administrative expenses	(23,070)	(19,198)	(16,111)

Income before cumulative effect of accounting change and income taxes	$131,158	$170,918	$183,717

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Capital expenditures	2006	2005	2004
	(in thousands)
Network	$4,262	$2,819	$1,809
Stations	4,170	6,236	4,229

Total combined capital expenditures	$8,432	$9,055	$6,038

Depreciation expense	2006	2005	2004
	(in thousands)
Network	$2,935	$2,320	$2,561
Stations	4,780	4,875	5,077

Total combined depreciation expense	$7,715	$7,195	$7,638

Identifiable assets	2006	2005
	(in thousands)
Network	$408,471	$412,156
Stations	1,156,412	1,167,163
Unallocated assets	4,197	4,639

Total combined assets	$1,569,080	$1,583,958

Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements reflect the assets, liabilities, equity, revenues, expenses and cash flows related to the Group. All significant intra-group transactions have been eliminated. Amounts due to/from Disney have been classified as Group Equity. Also included within Group Equity are certain assets and liabilities that are administered by Disney. Certain overhead and general and administrative services are provided by Disney and the cost of these services has been allocated to the Group (see note (3)) on various bases, which, in the opinion of management, are reasonable. Such amounts and balances are not necessarily indicative of what would have been incurred or recognized had the Group been operating as a separate business.

Accounting Changes

SFAS 123R

Certain employees of the Group participate in Disney’s various share based incentive plans under which stock options and restricted stock awards may be granted to key executives and management. In fiscal 2005, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which revises SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123R requires that new, modified and unvested share-based payment transactions with employees, such as stock options and restricted stock, be recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period. The Group adopted SFAS 123R at the beginning of fiscal 2005. Fiscal years prior to 2005 have not been restated.

The impact of the adoption of SFAS 123R is as follows (in thousands):

	2006	2005
Stock option compensation expense	$5,335	$6,706
Reduction of net income, net of tax	3,185	3,997

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Prior to fiscal 2005, employee stock options were accounted for under the intrinsic value method in accordance with APB 25 and its related interpretations, and were generally granted at market value. Accordingly, compensation expense for stock option awards was generally not recognized in the Combined Statements of Income. Had the Group used the fair value approach of SFAS 123 in 2004, pro forma net income would have been $104.2 million, reflecting the impact of $5.4 million of stock option expense, net of tax.

EITF D-108

In September 2004, the Emerging Issues Task Force (EITF) issued Topic No. D-108 Use of the Residual Method to Value Acquired Assets Other than Goodwill (EITF D- 108). EITF D-108 requires that a direct value method be used to value intangible assets acquired in business combinations completed after September 29, 2004. EITF D-108 also requires the Company to perform an impairment test using a direct value method on all intangible assets that were previously valued using the residual method. Any impairments arising from the initial application of a direct value method are reported as a cumulative effect of accounting change. The Group adopted EITF D-108 for the fiscal year ended October 1, 2005 and recorded a non-cash, $2.2 million pre-tax charge ($1.3 million after-tax) as a cumulative effect of accounting change.

SFAS 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for financial statements issued for the Group’s 2009 fiscal year, although early adoption is permitted. The Group is currently assessing the potential effect of SFAS 157 on its financial statements.

Significant Accounting Policies

Revenue Recognition

Broadcast advertising revenues are recognized when commercials are aired. Revenues presented in the financial statements are reflected on a net basis after the deduction of advertising agency fees, usually at a rate of 15% of gross revenues.

Barter Transactions

The Group provides advertising time to third parties in exchange for advertising time or programming. The advertising or programming received is recorded as an asset and the corresponding obligation to broadcast advertising is recorded as deferred revenue based on the estimated fair value of the advertising. The assets are expensed as the programming or advertising services are used. Barter revenues are recognized as the related advertising is aired by the Group. Approximately $10.6 million, $9.8 million and $9.9 million was recorded as barter revenues and expenses during fiscal years 2006, 2005 and 2004, respectively.

Advertising Expense

Advertising costs are expensed as incurred. For fiscal years 2006, 2005 and 2004, the Group incurred advertising expense totaling $15.6 million, $14.3 million and $21.7 million, respectively.

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed on the straight-line method based upon estimated useful lives as follows:

Buildings and improvements	40 years
Leasehold improvements	Life of lease or asset life, if shorter
Equipment	2 - 10 years
Furniture and fixtures	2 - 10 years

Goodwill and FCC Licenses

SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142) requires the Group to perform an annual impairment test for goodwill and FCC licenses. Goodwill is allocated to the Group’s two reporting units which are the network and the nine markets in which the Group operates stations. SFAS 142 requires the Group to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential goodwill impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than the carrying value of its goodwill. Fair values for our reporting units are determined based on discounted cash flows.

The impairment test for FCC licenses requires the Group to compare the fair value of the FCC licenses to their carrying amounts. If the carrying amount of an FCC license exceeds its fair value, an impairment loss is recognized. During the fourth quarter of fiscal 2006, the Group completed its annual impairment tests of goodwill and FCC licenses, which indicated that two of the Group’s FCC licenses were impaired. Accordingly, the Group recorded a pre-tax impairment charge of $4.7 million relating to these licenses within operating expenses.

Fair Value of Financial Instruments

At September 30, 2006 and October 1, 2005, the Group’s financial instruments include cash, accounts receivable, accounts payable and accrued liabilities. The fair values of these financial instruments approximated their carrying values because of their short-term nature.

Credit Concentrations

The Group’s revenues and accounts receivable relate primarily to the sale of advertising within the radio stations’ and network’s broadcast areas. The Group’s credit risk is spread across a large number of customers, none of which account for a significant volume of revenue or outstanding receivables. Credit is extended based on an evaluation of the customer’s financial condition, and collateral is generally not required. Estimated credit losses are provided for in the financial statements.

Income Taxes

The Group is included in Disney’s consolidated tax return. The Group accounts for income taxes under the separate return method. Under this approach, the Group determines its tax liability and deferred tax assets and liabilities as if it were filing a separate tax return. Amounts owed for current period taxes are included in Group Equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

2. Income Taxes

	Year Ended
	2006	2005	2004
	(in thousands)
Income Tax Provision
Current
Federal	$39,562	$52,433	$53,302
State	9,571	12,685	12,895

	49,133	65,118	66,197

Deferred
Federal	3,015	3,107	6,362
State	729	751	1,539

	3,744	3,858	7,901

	$52,877	$68,976	$74,098

Reconciliation of Effective Income Tax Rate
Federal income tax rate	35.0%	35.0%	35.0%
State taxes, net of federal income tax benefit	5.1	5.1	5.1
Other, net	0.2	0.3	0.2

	40.3%	40.4%	40.3%

	September 30, 2006	October 1, 2005
	(in thousands)
Components of Deferred Tax Assets and Liabilities
Deferred tax assets
Accrued liabilities	$(2,007)	$(2,318)
Receivables allowances and other	(2,418)	(2,566)
Equity based compensation	(2,152)	(4,307)

Total deferred tax assets	(6,577)	(9,191)

Deferred tax liabilities
Depreciable property and intangibles	165,618	164,435

Total deferred tax liabilities	165,618	164,435

Net deferred tax liability	$159,041	$155,244

3. Related Party Transactions

Treasury Related Activities

Disney manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and interest rate management. Disney has provided all necessary funding for the operations and investments of the Group since inception and such funding has been accounted for as capital contributions from Disney. Accordingly, no interest charge from Disney has been reflected in the accompanying combined financial statements. Surplus cash, transferred to Disney from time to time, has been accounted for as a return of capital.

Allocated General and Administrative Expenses

Allocated general and administrative (“G&A”) expenses included in the accompanying combined statements of income include charges for legal, accounting (tax and financial), treasury, tax planning and strategic planning services, risk management,

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

information and telecommunications services, purchasing and material procurement, and corporate travel and compliance. These functions generally include all costs of personnel employed in connection with such services and facilities, including payroll, payroll taxes and fringe benefit costs, overhead expenses directly related to such personnel and all materials used in connection with such services or facilities. Disney allocates the cost of these G&A services and facilities to the Group generally based on relevant utilization measures such as number of transactions, headcount and square footage. Where determinations based on utilization are impracticable, Disney uses other methods and criteria that are believed to be reasonable estimates of cost attributable to the Group. Total G&A allocated to the Group and included in allocated general and administrative expense was $23.1 million, $19.2 million and $16.1 million during the fiscal years 2006, 2005 and 2004, respectively.

Rent

Disney charges the Group rent for office and studio space based on an allocation that management believes to be reasonable. The Group included $4.0 million, $3.1 million and $3.0 million within operating expenses for these costs for fiscal years 2006, 2005 and 2004, respectively.

Insurance Coverage

The Group is covered under Disney’s insurance policies or by Disney’s captive insurance company. Allocated insurance charges included in operating expenses totaled $1.6 million, $1.7 million and $2.1 million for fiscal years 2006, 2005 and 2004, respectively.

Advertising Revenue with Disney

Disney purchases advertising spots from the Group at fair value rates through advertising agencies. Revenues recognized by the Group for advertising sold to Disney were $7.5 million, $7.9 million and $8.3 million during the fiscal years 2006, 2005 and 2004, respectively. The Group provides at no cost certain promotional services to Disney which consist primarily of advertising spots, on-air mentions, trip giveaways and celebrity interviews. Generally, airtime provided represents unsold airtime and the incremental cost to provide such advertising time is insignificant.

Programming Provided by Disney

Disney charges the Group for certain news programming. Amounts charged for these services are based on cost allocation methodologies that the Group’s management considers to be reasonable. Amounts charged to the Group for these services were $20.1 million, $20.7 million and $20.5 million during the fiscal years 2006, 2005 and 2004, respectively. These amounts are included within operating expenses.

Pension and Other Benefit Programs with Disney

Certain employees of the Group participate in Disney’s pension and postretirement medical benefit plans. Therefore, these plans are accounted for by the Group as multi-employer plans which require the Group to expense its annual contributions. The Group recognized pension and postretirement medical benefit plan expenses of $3.6 million and $3.5 million within operating expenses during the fiscal years 2006 and 2005, respectively. There were no contributions during fiscal year 2004.

Additionally, the Group’s employees participate in a Disney savings and investment plan that allows eligible employees to contribute up to 10% of their salaries through payroll deductions. The Group matches 50% of the employee’s pre-tax contributions, up to plan limits. For fiscal years 2006, 2005 and 2004, the cost of this plan was $1.6 million, $1.4 million and $1.2 million, respectively, which is reported in operating expenses.

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Employees of the Group participate in Disney’s medical and other health and welfare plans. Disney allocates a portion of its medical plan costs to the Group based on the number of participants. The Group recognized $6.9 million, $6.6 million and $6.6 million in operating expenses during the fiscal years 2006, 2005 and 2004, respectively.

4. Equity Based Compensation

Certain employees of the Group participate in Disney’s various share based incentive plans under which stock options and restricted stock units (RSU’s) may be granted to key executives and management of the Group. Effective in January 2003, options granted for Disney common stock generally vest ratably over a four-year period from the grant date, while options granted prior to January 2003 generally vest over a five-year period from the grant date. Effective with grants made in the second quarter of 2005, the term of these option lives has generally been reduced to seven years instead of ten years as historically granted.

Each year during the second quarter, Disney awards stock options and restricted stock units to a broad-based group of management and creative personnel (the Annual Grant). Prior to the fiscal 2006 Annual Grant, the fair value of options granted was estimated on the grant date using the Black-Scholes option pricing model. Beginning with the fiscal 2006 Annual Grant, the Group has changed to the binomial valuation model. The binomial valuation model considers certain characteristics of fair value option pricing that are not considered under the Black-Scholes model. Similar to the Black-Scholes model, the binomial valuation model takes into account variables such as volatility, dividend yield, and the risk free interest rate. However, the binomial valuation model also considers the expected exercise multiple (the multiple of exercise price to grant price at which exercises are expected to occur on average) and the termination rate (the probability of a vested option being cancelled due to the termination of the option holder) in computing the value of the option. Accordingly, the Group believes that the binomial valuation model should produce a fair value that is more representative of the value of an employee option.

The weighted average grant-date fair values of Disney stock options granted during 2006, 2005, and 2004 were $7.13, $7.67 and $9.91, respectively. The weighted average assumptions used in the option-pricing models were as follows:

	2006(1)	2005(2)	2004(2)
Risk-free interest rate	4.3%	3.7%	3.5%
Years until exercise	5.09	4.75	6.00
Volatility	26%	27%	40%
Dividend yield	0.79%	0.79%	0.85%
Termination rate	4.00%	n/a	n/a
Exercise multiple	1.48	n/a	n/a

(1)	Commencing with the 2006 Annual Grant, the Group utilized the binomial valuation model.
(2)	The Group utilized the Black-Scholes model during fiscal 2005 and 2004.

Although the initial fair value of stock options is not adjusted after the grant date, changes in these assumptions may change the value of, and therefore the expense related to, future stock option grants. The assumptions that cause the greatest variation in fair value in the binomial valuation model are the expected volatility and exercise multiple. Increases or decreases in either the expected volatility or expected exercise multiple will cause the binomial option value to increase or decrease, respectively.

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The volatility assumption for fiscal 2006 and 2005 considers both historical and implied volatility and may be impacted by Disney’s performance as well as changes in economic and market conditions. Volatility for fiscal 2004 was estimated based upon historical share-price volatility.

Compensation expense for RSUs and stock options is recognized ratably over the vesting period. Compensation expense for RSUs is based upon the market price of the shares underlying the awards on the grant date; however, compensation expense for performance-based awards is adjusted to reflect the estimated probability of vesting.

The following table summarizes information about stock options for Disney common stock held by the Group employees:

	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	5,152,766	$26.72	5,817,061	$26.15	5,418,191	$26.23
Awards canceled	(294,930)	28.41	(384,435)	28.85	(207,669)	26.37
Awards granted	480,600	24.96	553,100	28.04	753,370	24.61
Awards exercised	(1,013,532)	21.56	(602,360)	21.49	(146,831)	20.73
Awards transferred, net	—	—	(230,600)	25.68	—	—

Outstanding at period end	4,324,904	$27.62	5,152,766	$26.72	5,817,061	$26.15

Exercisable at period end	2,918,681	$29.12	3,327,773	$28.10	3,255,992	$28.06

The following table summarizes information about outstanding stock options for Disney common stock held by the Group employees at September 30, 2006:

	Outstanding			Exercisable
Range of Exercise prices	Number of Options	Weighted Average Remaining Years of Contractual Life	Weighted Average Exercise price	Number of Options	Weighted Average Remaining Years of Contractual Life	Weighted Average Exercise price
$16–$20	259,575	6.3	$17.15	111,350	6.3	$17.14
$21–$25	1,530,628	7.1	23.72	640,285	6.0	22.99
$26–$30	800,920	5.7	27.80	433,265	3.6	27.61
$31–$35	1,614,193	3.5	31.80	1,614,193	3.5	31.80
$36–$40	115,000	3.3	39.27	115,000	3.3	39.27
$41–$230	4,588	3.2	122.05	4,588	3.2	122.05

	4,324,904			2,918,681

The aggregate intrinsic values of stock options outstanding and stock options exercisable at September 30, 2006 were $18.1 million and $8.8 million, respectively.

During fiscal years 2006, 2005 and 2004, Disney granted 265,000, 244,000 and 165,000 restricted stock units (RSUs), respectively, to Group employees, for which the Group recorded compensation expense of $3.6 million, $3.1 million and $1.4 million, respectively, within operating expenses. Of the units granted during fiscal year 2005, 20,000 vest upon the achievement of

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

certain performance conditions. None of the other units have performance conditions and generally vest 50% two years from grant date and 50% four years from the grant date. Units are forfeited if the employee ceases employment prior to vesting. At September 30, 2006, 545,000 restricted stock units were outstanding.

As of September 30, 2006 there was $6.0 million of unrecognized compensation cost related to unvested stock options and $6.7 million related to unvested RSUs. Disney satisfies stock option and restricted stock unit exercises with newly issued shares.

5. Commitments and Contingencies

Commitments

The legal entities within the Group have entered into various operating leases for office and studio space, broadcast towers, and transmitter facilities. Rent expense, including common-area maintenance and contingent rentals, recognized under these operating leases during fiscal years 2006, 2005 and 2004, was $14.1 million, $12.4 million and $11.5 million, respectively. Rent expense includes rent charged by Disney to the Group (see note (3)).

Contractual commitments, primarily broadcast programming rights and future minimum lease payments under non-cancelable operating leases totaled $333.2 million at September 30, 2006 and are payable as follows (in thousands):

	Broadcast Programming	Operating Leases	Total
2007	$87,411	$11,282	$98,693
2008	69,978	11,320	81,298
2009	53,937	10,276	64,213
2010	26,339	9,010	35,349
2011	14,163	8,113	22,276
Thereafter	11,002	20,374	31,376

			$333,205

As of September 30, 2006, the Group had $23.8 million of commitments under long-term network affiliation agreements that require payments through 2011.

Contingencies

The Group is a defendant or co-defendant in various legal actions involving copyright, breach of contract and various other claims incident to the conduct of its businesses. Management does not expect a material impact to its results of operations, financial position or cash flows by reason of these actions.

6. Disney Disposition of the Group

On February 6, 2006, Disney and Citadel Broadcasting Corporation (Citadel) announced an agreement to merge the Group with a wholly-owned subsidiary of Citadel (the “Merger”). The Merger is to occur after the Group is distributed to Disney shareholders (the “Distribution”). This agreement was subsequently amended on November 19, 2006. Under the amended terms, (i) Disney’s stockholders are expected to collectively hold approximately 57% of Citadel’s common stock post-merger and (ii) Disney would retain between $1.10 billion and $1.35 billion in cash, depending upon the market price of Citadel’s common stock over a measurement

ABC RADIO GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

period ending prior to the closing. The cash will be obtained from debt raised by the Group from third party lenders prior to the Distribution. This debt will remain with the Group following the Merger. Based on Citadel’s stock price on December 6, 2006, it is estimated that the aggregate value of retained cash and Citadel common stock to be received by Disney shareholders would be approximately $2.5 billion. The amended agreement provides that the closing will occur no earlier than May 31, 2007, subject to regulatory approvals and unless Citadel elects to close at an earlier date, and that either Citadel or Disney may terminate the agreement if the closing does not occur by June 15, 2007.